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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-71296) and related Prospectus of Metromedia Fiber Network, Inc. for the registration of Class A Common Stock, Warrants and Notes and to the incorporation by reference therein of our report dated March 5, 2001, with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


New York, New York
November 27, 2001